EXHIBIT 22

                   Subsidiaries of PAR Technology Corporation






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       Name                                 State of Incorporation
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ParTech, Inc.                                      New York

PAR Government Systems Corporation                 New York

Rome Research Corporation                          New York

PAR Vision Systems Corporation                     New York

Transaction Control Industries, Inc.               Texas

PAR U.K. Corp.                                     New York